Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Ofer Naveh, CFO of Peregrine Industries, Inc, a Florida corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Annual Report on Form 10-K for the year ended June 30, 2014.

The undersigned certifies that the above quarterly report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above report fairly presents, in all respects, the financial condition of Peregrine Industries, Inc. and results of its operations.

Date: October 14, 2014
/s/ Ofer Naveh
CFO